THE LAW OFFICE OF
RONALD N. VANCE, P.C.
Attorney at Law

July 15, 2010

Board of Directors
White Mountain Titanium Corporation

Gentlemen:

At your request, I have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by White Mountain Titanium Corporation, a Nevada corporation (“WMTC” or the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about July ___, 2010, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,800,000 shares of WMTC’s Common Stock (the “Shares”), subject to issuance by WMTC upon the exercise of stock options or the grant of shares of Common Stock under the Company’s 2010 Stock Option/Stock Issuance Plan (the “Plan”).  In rendering this opinion, I have examined such matters of fact as I have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

1.	the Company’s Articles of Incorporation, as amended;

2.	the Company’s Bylaws;

3.	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

4.	resolutions of the Board of Directors; and

5.	the Plan and the forms of notice of grant of stock option and stock option agreement thereunder and the stock issuance form.

In my examination of documents for purposes of this opinion, I have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to me as originals, the conformity to originals and completeness of all documents submitted to me as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any such document and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  I have also assumed that the certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents and that the stock option agreements will be duly executed and delivered by all parties thereto.

As to matters of fact relevant to this opinion, I have relied solely upon my examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from such documents.  I have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

The opinions expressed below are limited to the laws of the State of Nevada (including the applicable provisions of the Nevada Constitution applicable judicial and regulatory decisions interpreting these laws and applicable rules and regulations underlying these laws) and the federal laws of the United States.  In rendering my opinion herein as to matters of Nevada Law (including the applicable provisions of the Nevada Constitution applicable judicial and regulatory decisions interpreting these laws and applicable rules and regulations underlying these laws), I am relying on the opinion of the firm of  Gordon Law Group, of  Nevada , which opinion is attached hereto and made a part hereof.

Based upon the foregoing, it is my opinion that the 3,800,000 Shares that may be issued and sold by the Company upon the exercise of the options or granted and issued under the stock grant program of the Plan, when issued, sold and delivered in accordance with the applicable Plan and agreements and in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me, if any, in the Registration Statement and any amendments thereto.  This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on my understanding of facts in existence as of such date after the aforementioned examination.  I assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

Ronald N. Vance, P.C.

By:	/s/ Ronald N. Vance
Ronald N. Vance, President

GORDON LAW GROUP
7219 W. Sahara Ave., Suite 120
Las Vegas, Nevada 89117
T: (702) 580-7600; F: (702) 255-7043
mcgattorney@gmail.com

July 15, 2010

The Law Office of Ronald N. Vance, P.C.
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095

Re:  White Mountain Titanium Corporation

Dear Mr. Vance:

We have acted as special Nevada counsel for the purpose of furnishing this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of White Mountain Titanium Corporation (the “Company”), a Nevada corporation, to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of an aggregate of 3,800,000 shares of WMTC’s Common Stock (the “Shares”), subject to issuance by WMTC upon the exercise of stock options or the grant of shares of Common Stock under the Company’s 2010 Stock Option/Stock Issuance Plan (the “Plan”).  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

1.	The Company’s Articles of Incorporation, as amended;

2.	The Company’s Bylaws;

3.	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

4.	Resolutions of the Board of Directors; and

5.	The Plan and the forms of notice of grant of stock option and stock option agreement thereunder and the stock issuance form.

In my examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any such document and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that the certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents and that the stock option agreements will be duly executed and delivered by all parties thereto.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from such documents.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We have acted as your special Nevada counsel in connection with the preparation of the Registration Statement and are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares.

The opinions expressed below are limited to the laws of the State of Nevada (including the applicable provisions of the Nevada Constitution, applicable judicial and regulatory decisions interpreting these laws, and applicable rules and regulations underlying these laws), and the federal laws of the United States.

Based upon the foregoing, it is our opinion that the 3,800,000 Shares that may be issued and sold by the Company upon the exercise of the options or granted and issued under the stock grant program of the Plan, when issued, sold and delivered in accordance with the applicable Plan and agreements and in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein, and we consent to The Law Office of Ronald N. Vance, P.C. relying on this opinion as to the laws of the State of Nevada (including the applicable provisions of the Nevada Constitution, applicable judicial and regulatory decisions interpreting these laws, and applicable rules and regulations underlying these laws) and to attach this opinion to the opinion of The Law Office of Ronald N. Vance, P.C. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gordon Law Group
Marc C. Gordon, Esq.
Gordon Law Group

FOR THE FIRM:

Marc C. Gordon, Partner
Nevada Bar No. 1866
GORDON LAW GROUP
7219 W. Sahara Ave., Suite 120
Las Vegas, NV  89117
T:  702-580-7600
F:  702-255-7043
E:  mcgattorney@gmail.com